UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2010

CAPITOL CITY BANCSHARES, INC.

(Exact name of Registrant as Specified in Charter)

Georgia	000-25227	58-2452995
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

562 Lee Street, SW, Atlanta, GA 30310

(Address of Principal Executive Offices)

404-752-6067

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The annual meeting of the security holders of the Company was held on June 22, 2010. At the meeting, the security holders of the Company took the following actions and cast the following votes:

1.	Security holders elected the following persons as directors of the Company

George G. Andrews	(for – 1,679,828; against – 0; withheld – 0)
Dr. Gloria Campbell-D’Hue	(for – 1,679,828; against – 0; withheld – 0)
Charles W. Harrison	(for – 1,679,828; against – 0; withheld – 0)
Robert A. Holmes	(for – 1,679,828; against – 0; withheld – 0)
Dr. Moses M. Jones	(for – 1,679,828; against – 0; withheld – 0)
Marian S. Jordan	(for – 1,679,828; against – 0; withheld – 0)
Roy W. Sweat	(for – 1,679,828; against – 0; withheld – 0)
William Thomas	(for – 1,679,828; against – 0; withheld – 0)
Cordy T. Vivian	(for – 1,679,828; against – 0; withheld – 0)
Shelby R. Wilkes	(for – 1,679,828; against – 0; withheld – 0)
Tarlee W. Brown	(for – 1,631,828; against – 48,000; withheld – 0)
John T. Harper	(for – 1,679,828; against – 0; withheld – 0)
Pratape Singh	(for – 1,679,828; against – 0; withheld – 0)

2.	Security holders approved an amendment to Article 3 of the Company’s Articles of Incorporation to consummate a four-for-one split of its shares of common stock and to change the par value of those shares to $1.00 per share (for 1,616,712; against – 1,030; abstain – 62,086).

3.	Security holders approved an amendment to Article 8 of the Company’s Articles of Incorporation to change the number of shares of preferred stock the Company is authorized to issue to 5,000,000 shares

(for – 1,623,626; against – 52,252; abstain – 3,950).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CAPITOL CITY BANCSHARES, INC.

DATE: June 28, 2010	By:	/s/ George G. Andrews
	Name: Title:	George G. Andrews President and Chief Executive Officer